US Foods Holding Corp. 8-K

Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Michael Neese	Sara Matheu
847-720-1688	773-580-3775
Michael.neese@usfoods.com	Sara.Matheu@usfoods.com

US FOODS ANNOUNCES PRIVATE OFFERING OF $1.0 BILLION OF
SENIOR UNSECURED NOTES

ROSEMONT, Ill. – Sep. 11, 2023 – US Foods Holding Corp. (NYSE: USFD) today announced the commencement of a private offering (the “Offering”) of $1.0 billion aggregate principal amount of notes, consisting of senior unsecured notes due 2028 and senior unsecured notes due 2032 (collectively, the “Notes”), by its direct, wholly-owned subsidiary, US Foods, Inc. (“US Foods”), subject to market and other conditions.

US Foods intends to use the net proceeds of the Offering, together with cash on hand, to fund the redemption of its outstanding 6.250% senior secured notes due 2025 and to pay related fees and expenses.

The Notes and the guarantees thereof will be offered in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the guarantees thereof will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes and the guarantees thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No assurance can be made that the Offering will be consummated on its proposed terms or at all.

About US Foods

With a promise to help its customers Make It, US Foods is one of America’s great food companies and a leading foodservice distributor, partnering with approximately 250,000 restaurants and foodservice operators to help their businesses succeed. With 70 broadline locations and more than 85 cash and carry stores, US Foods and its 29,000 associates provides its customers with a broad and innovative food offering and a comprehensive suite of e-commerce, technology and business solutions. US Foods is headquartered in Rosemont, Ill.

Forward-Looking Statements

Statements in this press release which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Offering and the intended use of the proceeds thereof. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions (although not all forward-looking statements may contain such words) and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results, and there are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: economic factors affecting consumer confidence and discretionary spending and reducing the consumption of food prepared away from home; cost inflation/deflation, rising interest rates and volatile commodity costs; competition; reliance on third-party suppliers and interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; changes in consumer eating habits; cost and pricing structures; the impact of climate change or measures implemented to address climate change; impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets; changes to or failure to comply with applicable governmental regulations; product recalls and product liability claims; our reputation in the industry; labor relations and increased labor costs and continued access to qualified and diverse labor; our level of indebtedness and restrictions under agreements governing our indebtedness; interest rate increases; the replacement of London Interbank Offered Rate (“LIBOR”) with an alternative reference rate and the relative immaturity of any such replacement standard; disruption of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; risks associated with intellectual property, including potential infringement; effective integration of acquired businesses; the impact of activist shareholders; changes in tax laws and regulations and resolution of tax disputes; limitations related to our governing documents; risks to the health and safety of our associates and others; adverse judgments or settlements resulting from litigation; extreme weather conditions, natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; and management of retirement benefits and pension obligations. For a detailed discussion of these risks, uncertainties and other factors, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 16, 2023, our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2023, which was filed with the SEC on May 11, 2023 and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2023, which was filed with the SEC on August 10, 2023. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, except as may be required by law. We may not consummate the Offering and, if the Offering is consummated, we cannot provide any assurances regarding the final terms of the Offering or our ability to effectively apply the net proceeds as described above.